Exhibit 99.1

TEN Holdings, Inc. Announces Appointment of New Chief Financial Officer

Langhorne, PA, June 30, 2025 – TEN Holdings, Inc. (NASDAQ: XHLD) (“TEN Holdings” or the “Company”), a provider of event planning, production, and broadcasting services, today announced the appointment of Virgilio D. Torres as Chief Financial Officer, effective June 30, 2025.

Mr. Torres is an accomplished corporate finance professional with experience leading organizations through mergers and acquisitions, capital raises, and the execution of complex financial strategies. He has managed financial operations across both public and private companies. Most recently, he served as Vice President of Finance at Obsess Inc., where he led the company’s financial strategy and oversaw various transactions, including debt financing and a successful acquisition by a strategic buyer. Among other things, Mr. Torres, developed Obsess Inc.’s revenue recognition framework and financial models, launched an internal accounts payable system, and drafted the company’s accounting memos. In addition, he oversaw all accounting functions to ensure compliance with GAAP and external audit standards, leading the organization through multiple independent audits.

Before joining Obsess Inc., Mr. Torres served as Senior Manager of Corporate Finance and Strategy at Exactera LLC, where he was responsible for managing the merger and acquisition pipeline and capital raising efforts. He also developed and managed the organization’s annual budget and quarterly forecasts. Prior to his work in corporate finance, Mr. Torres spent over 5 years in investment banking where he originated, structured and executed complex transactions, including high yield and investment grade bonds to facilitate M&A, corporate development, dividend recapitalization, and refinancings.

“We are pleased to announce the appointment of Mr. Torres to Chief Financial Officer of our Company and I am confident that his background and experience in accounting operations, corporate finance, capital raising, and mergers and acquisitions will give us the knowledge and skillset that will assist our Company in building a solid relationship and reputation with banking institutions and the investment community,” commented Randy Jones, Chief Executive Officer of TEN Holdings, Inc. “As we continue to execute on our company strategy, I am confident that we have found a qualified individual that can help us build a financial foundation and assist with our capital raising and future acquisition efforts to enhance our value and make well-informed financial and operations decisions to drive shareholder wealth.”

“I am very excited about the opportunity to join TEN Holdings, Inc. as the new Chief Financial Officer. I look forward to working with the rest of the management team to build upon the success of the Company and to utilize my skills and background in capital raising, financial operations, and mergers and acquisitions, to successfully execute on the business and financial strategy of the organization,” stated Virgilio D. Torres, Chief Financial Officer.

Mr. Torres graduated from Pace University in New York City with a Bachelor of Business Administration in Finance and a minor in Economics and Statistics.

About TEN Holdings, Inc.

The Company is a provider of event planning, production, and broadcasting services headquartered in Pennsylvania. The Company mainly produces virtual and hybrid events and physical events. Virtual and hybrid events involve virtual and hybrid event planning, production and broadcasting services, and continuing education services, all of which are supported by the Company’s proprietary Xyvid Pro Platform. Physical events mainly involve live streaming and video recording of physical events. To learn more, visit www.tenholdingsinc.com.

FORWARD-LOOKING STATEMENTS

Certain statements contained in this press release about future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the uncertainties related to market conditions and other factors discussed in the “Risk Factors” section of the Company’s registration statement filed with the U.S. Securities and Exchange Commission (the “SEC”) and its other SEC filings. For these reasons, among others, investors are cautioned not to place undue reliance upon any forward-looking statements in this press release. Any forward-looking statements contained in this press release speak only as of the date hereof, and TEN Holdings, Inc. specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

For more information, please contact:

Investor Relations Contact:

Erica Scudilla

Email: hello@tenholdingsinc.com

Investor Relations Inquiries:

Skyline Corporate Communications Group, LLC

Scott Powell, President

1177 Avenue of the Americas, 5th Floor

New York, New York 10036

Office: (646) 893-5835

Email: info@skylineccg.com